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                                                                 Exhibit (a)(22)

                                ING EQUITY TRUST

                    AMENDED ESTABLISHMENT AND DESIGNATION OF
                   SERIES AND CLASSES OF SHARES OF BENEFICIAL
                       INTEREST, PAR VALUE $0.01 PER SHARE

                             EFFECTIVE: JUNE 6, 2006

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 5.11 and
5.13 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the "Declaration of Trust"), hereby amend the Establishment and Designation of Series and Classes to abolish Class Q shares of ING Principal Protection Fund II, ING Principal Protection Fund III and ING Principal Protection Fund VI, as follows:

A. Paragraph 1 of the Establishment and Designation of Series and Classes, dated October 2, 2001, is hereby amended as follows:

          1. "The Fund shall be designated ING Principal Protection Fund II. The Classes thereof shall be designated as follows: ING Principal Protection Fund II Class A, ING Principal Protection Fund II Class B and ING Principal Protection Fund II Class C."

B. Paragraph 1 of the Establishment and Designation of Series and Classes, dated January 15, 2002, is hereby amended as follows:

          1. "The Fund shall be designated ING Principal Protection Fund III. The Classes thereof shall be designated as follows: ING Principal Protection Fund III Class A, ING Principal Protection Fund III Class B and ING Principal Protection Fund III Class C."

C. Paragraph 1 of the Establishment and Designation of Series and Classes, dated November 18, 2002, is hereby amended as follows:

          1. "The Fund shall be designated ING Principal Protection Fund VI. The Classes thereof shall be designated as follows: ING Principal Protection Fund VI Class A, ING Principal Protection Fund VI Class B and ING Principal Protection Fund VI Class C."

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     IN WITNESS WHEREOF, the undersigned have this day signed this Amended
Establishment and Designation of Series and Classes.


/s/ John V. Boyer                       /s/ Jock Patton
-------------------------------------   ----------------------------------------
John V. Boyer, as Trustee               Jock Patton, as Trustee


/s/ Patricia W. Chadwick                /s/ Sheryl K. Pressle
-------------------------------------   ----------------------------------------
Patricia W. Chadwick, as Trustee        Sheryl K. Pressler, as Trustee


/s/ J. Michael Earley                   /s/ David W.C. Putnam
-------------------------------------   ----------------------------------------
J. Michael Earley, as Trustee           David W.C. Putnam, as Trustee


/s/ R. Barbara Gitenstein               /s/ John G. Turner
-------------------------------------   ----------------------------------------
R. Barbara Gitenstein, as Trustee       John G. Turner, as Trustee


/s/ Patrick W. Kenny                    /s/ Roger B. Vincen
-------------------------------------   ----------------------------------------
Patrick W. Kenny, as Trustee            Roger B. Vincent, as Trustee


/s/ Walter H. May                       /s/ Richard A. Wedemeyer
-------------------------------------   ----------------------------------------
Walter H. May, as Trustee               Richard A. Wedemeyer, as Trustee


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